Whitestone REIT Reports First Quarter 2018 Results

-Operating Portfolio Occupancy Increases 233 Basis Points to 90.9% from the Prior-Year Quarter-
-Annualized Base Rent per Leased Squared Foot Grows 6.6% to $18.50 from the Prior-Year Quarter-
-Record Leasing Volume: 373,511 SF and $29.7 Million in Total Lease Value-
-Reaffirms 2018 Full Year Guidance-

HOUSTON, May 7, 2018 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the first quarter ended March 31, 2018. Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “E-Commerce Resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the communities in which they are located.

Highlights

All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

First Quarter 2018 Compared to First Quarter 2017:

•	18.9% growth in revenues to $33.6 million

•	Increase in net income attributable to Whitestone REIT to $3.0 million and $0.07 per share vs. $1.4 million and $0.04 per share

•	23.2% growth in net operating income (“NOI”) to $23.2 million

•	3.9% same store NOI growth in wholly owned portfolio. 4.2% same store NOI growth including consolidated partnership properties

•	37.1% increase in Funds from Operations (“FFO”) to $10.0 million or $0.24 per share vs. $7.3 million or $0.23 per share

•	23.9% increase in FFO Core to $12.6 million or $0.31 per share vs. $10.2 million or $0.32 per share

•	6.6% increase in Annualized Base Rent (“ABR”) per leased square foot to $18.50

•	13.4% increase in rental rates on new and renewal leases blended on a GAAP basis for the quarter and 9.1% for the trailing twelve months

•	Incurred professional fees of $0.7 million in 2018 for proxy contest

Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT commented, “2018 is off to a great start for Whitestone, evidenced by our best leasing quarter since the Company's public listing in 2010. Our team's efforts are delivering outstanding results including company records for leasing volume, total square footage leased, and total value of leases signed in the first quarter. We also ended the quarter approaching 91% occupancy in our community centered service oriented portfolio in high growth markets. Whitestone continues to drive long-term shareholder value through its differentiated, E-Commerce Resistant business model.”

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of March 31, 2018, Whitestone wholly owned 58 Community Centered PropertiesTM with 4.9 million square feet of gross leasable area (“GLA”). Whitestone’s Retail Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (7), Houston (16) and the greater Phoenix metropolitan area (27). In addition to being business friendly, the Texas and Arizona markets are among the top in the country in terms of size, economic strength and population growth. Between 2017 and 2022, all of these cities are expected to experience significant population growth, led by Austin and Dallas-Fort Worth each at +9.7%, San Antonio at +8.6%, Houston at +8.0% and Phoenix at +6.6% (1). Whitestone believes that the Company’s properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns a majority interest in and manages 14 properties containing 1.5 million square feet of GLA through its investment in Pillarstone Capital REIT Operating Partnership, L.P. (“Pillarstone” or “Pillarstone OP”).

At the end of the first quarter, the Company's diversified tenant base in our wholly-owned properties comprised 1,306 tenants, with the largest tenant accounting for only 3.0% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:

During the first quarter of 2018, the leasing team signed 127 leases totaling 373,511 square feet in new, expansion and renewal leases, compared to 91 leases totaling 220,293 square feet in the first quarter of 2017. The total lease value was $29.7 million compared to $16.3 million during the same period last year

The Company's total operating portfolio occupancy stood at 90.9% at quarter end, up 233 basis points from 88.6% at March 31, 2017.

Disposition Activity:

In February 2018, the Company completed the sale of Bellnott Square, in Houston, Texas, for $4.7 million. This disposition was consistent with the Company's strategy of recycling capital by disposing of Non-Core Properties. A gain on sale of approximately $0.3 million was recorded for the sale.

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company’s acquisition and disposition activity during the quarter and selective development and redevelopment, undepreciated real estate assets increased $223.9 million, or 24.2%, to $1.148 billion at March 31, 2018 compared to March 31, 2017.

Liquidity, Debt and Credit Facility:

As of March 31, 2018, 49 of the Whitestone's wholly-owned 58 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $751.5 million. The Company had total real estate debt, net of cash of $658.9 million, of which $428.13 million, or approximately 65%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the fourth quarter was 3.9% and the weighted average remaining term was 5.0 years.

At quarter end, Whitestone had $9.3 million of cash available on its balance sheet and $58.8 million of available capacity under its credit facility, before the $200 million accordion option.

Dividend

On March 6, 2018, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the second quarter of 2018, to be paid in three equal installments of $0.095 in April, May and June of 2018.

2018 Guidance

The Company reaffirms its previously released guidance for 2018 and expects net income attributable to Whitestone REIT for 2018 to range from $0.27 to $0.32 per share and FFO and FFO Core to range from $0.96 to $1.01 and $1.19 to $1.24 per share, respectively. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the impact of expenses related to the 2018 Annual Meeting proxy contest or the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2018 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2018 Financial Guidance” sections of the supplemental data package for the full list of guidance information.

Accounting Treatment of Pillarstone
In November 2017, we received a comment letter from the Staff of the SEC (the “Staff”) relating to our Annual Report on Form 10-K for the year ended December 31, 2016. In their letter, the Staff requested that we provide them with an analysis to support our determination that Pillarstone should be consolidated in our financial statements in accordance with GAAP. After communicating our analysis and conclusions to the Staff and responding to additional questions from the Staff relating to this matter, the Staff did not object to or otherwise take exception to our determination that Pillarstone should be consolidated in our financial statements, but noted that the terms of the Management Agreements with Pillarstone may warrant a going forward evaluation of such matters and suggested we consider pre-clearing future accounting treatment of Pillarstone.
In connection with the preparation and review of our financial statements for the quarter ended March 31, 2018, we concluded, in accordance with the Staff’s prior advice, and after consultation with our outside accounting advisors, that it would be prudent to seek the pre-clearance of the Staff of the Office of the Chief Accountant (the “OCA”) with respect to our determination that Pillarstone should continue to be consolidated in our financial statements. Notwithstanding the Staff’s prior decision that it would not object to or otherwise take exception to our financial statement presentation relating to Pillarstone, the Staff of the OCA informed us that it objects to the consolidation of Pillarstone in our financial statements since the transaction in December 2016. We and our independent registered public accounting firm continue to believe that our accounting treatment of Pillarstone is correct. As a result, we are seeking a formal appeal to the Chief Accountant of the SEC of the determination of the Staff of the OCA, which is pending as of this date.

If our appeal with the SEC is unsuccessful, we will not be permitted to consolidate Pillarstone in our financial statements under Variable Interest Entity accounting rules. While we believe the impact to net income, FFO and FFO Core resulting from this change would result in a nominal increase in these metrics, nonetheless, the changes to our financial statements may require us to restate or revise our historical financial statements for the years ended December 31, 2016 and 2017 and the interim periods that are affected.

Conference Call Information

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Monday, May 7, 2018 at 5:00 P.M. Eastern Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Toll-Free Number (for domestic participants):    (800) 289-0438
Toll Number (for international participants):        (323) 794-2423

The conference call will be recorded and a telephone replay will be available through May 17, 2018. Replay access information is as follows:

Toll-Free Number (for domestic participants):    (844) 512-2921
Toll Number (for international participants):        (412) 317-6671
Pass Code (for all participants):            8315079

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The first quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality "e-commerce resistant" neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone's optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the communities in which they are located. Whitestone's properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. Visit www.whitestonereit.com for additional information.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the outcome of our appeal regarding our accounting treatment of Pillarstone, the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rate of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses, including those in connection with the recent proposed nomination of trustees by a shareholder of the Company; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including the impact of the Tax Cuts and Jobs Act of 2017; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission (“SEC”) from time to time.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Additional Information

Whitestone REIT, its trustees and certain of its executive officers and Innisfree M&A Incorporated on their behalf may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s 2018 Annual Meeting. The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s trustees and executive officers in Company common shares and other securities is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (www.whitestonereit.com) in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s Annual Report on Form 10-K. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2018 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.whitestonereit.com.

(1)Source: Claritas, April 2017

Whitestone REIT Contacts:
Investors Contact:
Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Proxy Solicitation Contacts:
Arthur Crozier or Larry Miller
Innisfree M&A Incorporated
(212) 750-5833

Media Contacts:
Joele Frank, Wilkinson Brimmer Katcher
Andrew Siegel
(212) 355-4449
Or
Amy Feng
(415) 869-3950

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per unit data)

	March 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$1,148,176	$1,149,454
Accumulated depreciation	(135,599)	(131,034)
Total real estate assets	1,012,577	1,018,420
Cash and cash equivalents	9,337	7,817
Restricted cash	257	205
Marketable securities	—	32
Escrows and acquisition deposits	6,690	10,104
Accrued rents and accounts receivable, net of allowance for doubtful accounts	24,675	23,504
Unamortized lease commissions and loan costs	8,260	8,422
Prepaid expenses and other assets	9,451	6,263
Total assets	$1,071,247	$1,074,767

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$668,526	$659,068
Accounts payable and accrued expenses	30,198	39,030
Tenants' security deposits	7,028	6,885
Dividends and distributions payable	11,489	11,466
Total liabilities	717,241	716,449
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 39,179,540 and 39,221,773 issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	38	38
Additional paid-in capital	522,730	521,314
Accumulated deficit	(184,853)	(176,684)
Accumulated other comprehensive gain	5,528	2,936
Total Whitestone REIT shareholders' equity	343,443	347,604
Noncontrolling interests:
Redeemable operating partnership units	10,642	10,800
Noncontrolling interest in Consolidated Partnership	(79)	(86)
Total noncontrolling interests	10,563	10,714
Total equity	354,006	358,318
Total liabilities and equity	$1,071,247	$1,074,767

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Property revenues
Rental revenues	$24,946	$21,296
Other revenues	8,650	6,971
Total property revenues	33,596	28,267

Property expenses
Property operation and maintenance	5,708	5,494
Real estate taxes	4,657	3,920
Total property expenses	10,365	9,414

Other expenses (income)
General and administrative	6,314	6,169
Depreciation and amortization	7,221	6,008
Interest expense	6,501	5,153
Interest, dividend and other investment income	(99)	(138)
Total other expense	19,937	17,192

Income before gain (loss) on sale or disposal of properties or assets and income taxes	3,294	1,661

Provision for income taxes	(129)	(81)
Gain on sale of properties	266	—
Loss on sale or disposal of assets	(197)	(23)

Net income	3,234	1,557

Redeemable operating partnership units	84	53
Non-controlling interests in Consolidated Partnership	122	64
Less: Net income attributable to noncontrolling interests	206	117

Net income attributable to Whitestone REIT	$3,028	$1,440

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.08	$0.05
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.07	$0.04

Weighted average number of common shares outstanding:
Basic	39,066	29,416
Diluted	40,088	30,409

Distributions declared per common share / OP unit	$0.2850	$0.2850

Consolidated Statements of Comprehensive Income

Net income	$3,234	$1,557

Other comprehensive gain

Unrealized gain on cash flow hedging activities	2,645	732
Unrealized gain on available-for-sale marketable securities	18	—

Comprehensive income	5,897	2,289

Less: Net income attributable to noncontrolling interests	206	117
Less: Comprehensive gain attributable to noncontrolling interests	71	26

Comprehensive income attributable to Whitestone REIT	$5,620	$2,146

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities:
Net income	$3,234	$1,557
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,221	6,008
Amortization of deferred loan costs	327	310
Amortization of notes payable discount	—	149
Loss on sale of marketable securities	20	—
Loss (gain) on sale or disposal of assets and properties	(69)	23
Bad debt expense	478	609
Share-based compensation	1,845	2,447
Changes in operating assets and liabilities:
Escrows and acquisition deposits	3,414	880
Accrued rent and accounts receivable	(1,649)	(1,338)
Unamortized lease commissions	(493)	(383)
Prepaid expenses and other assets	494	444
Accounts payable and accrued expenses	(8,828)	(9,977)
Tenants' security deposits	143	154
Net cash provided by operating activities	6,137	883
Cash flows from investing activities:
Additions to real estate	(5,090)	(4,556)
Proceeds from sales of properties	4,433	—
Proceeds from sales of marketable securities	30	—
Net cash used in investing activities	(627)	(4,556)
Cash flows from financing activities:
Distributions paid to common shareholders	(11,145)	(8,453)
Distributions paid to OP unit holders	(309)	(313)
Distributions paid to noncontrolling interest in Consolidated Partnership	(115)	—
Proceeds from issuance of common shares, net of offering costs	—	5,334
Net proceeds from credit facility	9,000	11,000
Repayments of notes payable	(903)	(869)
Repurchase of common shares	(466)	(591)
Net cash provided by (used in) financing activities	(3,938)	6,108
Net increase in cash, cash equivalents and restricted cash	1,572	2,435
Cash, cash equivalents and restricted cash at beginning of period	8,022	4,224
Cash, cash equivalents and restricted cash at end of period	$9,594	$6,659

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Three Months Ended
	March 31,
	2018	2017
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,316	$4,936
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$—	$70
Financed insurance premiums	$1,273	$1,115
Value of shares issued under dividend reinvestment plan	$33	$33
Value of common shares exchanged for OP units	$4	$80
Change in fair value of available-for-sale securities	$18	$—
Change in fair value of cash flow hedge	$2,645	$732
Reallocation of ownership percentage between parent and subsidiary	$—	$13
Accrued distribution payable to General Partner's Interest in Consolidated Partnership	$—	$41

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
FFO AND FFO CORE	2018	2017
Net income attributable to Whitestone REIT	$3,028	$1,440
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	6,977	5,795
(Gain) loss on sale or disposal of assets and properties	(69)	22
Net income attributable to redeemable operating partnership units	84	53
FFO	10,020	7,310
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,908	2,451
Acquisition costs	—	418
Proxy contest costs	680	—
FFO Core	$12,608	$10,179

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$10,020	$7,310
Distributions paid on unvested restricted common shares	(41)	(91)
FFO excluding amounts attributable to unvested restricted common shares	$9,979	$7,219
FFO Core excluding amounts attributable to unvested restricted common shares	$12,567	$10,088
Denominator:
Weighted average number of total common shares - basic	39,066	29,416
Weighted average number of total noncontrolling OP units - basic	1,083	1,100
Weighted average number of total common shares and noncontrolling OP units - basic	40,149	30,516

Effect of dilutive securities:
Unvested restricted shares	1,022	993
Weighted average number of total common shares and noncontrolling OP units - diluted	41,171	31,509

FFO per common share and OP unit - basic	$0.25	$0.24
FFO per common share and OP unit - diluted	$0.24	$0.23

FFO Core per common share and OP unit - basic	$0.31	$0.33
FFO Core per common share and OP unit - diluted	$0.31	$0.32

(1)	Includes pro-rata share attributable to Pillarstone OP.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
	2018	2017
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$3,028	$1,440
General and administrative expenses	6,314	6,169
Depreciation and amortization	7,221	6,008
Interest expense	6,501	5,153
Interest, dividend and other investment income	(99)	(138)
Provision for income taxes	129	81
Gain on sale of properties	(266)	—
Loss on disposal of assets	197	23
Net income attributable to noncontrolling interests	206	117
NOI	$23,231	$18,853